Exhibit 10.4

[______], 2015

Audax Credit BDC Inc.

101 Huntington Avenue

Boston, Massachusetts 02199

Dear [_________]:

In connection with your service as an officer of Audax Credit BDC Inc., a Delaware corporation (the “Company”), and as permitted by the Company’s Certificate of Incorporation, as amended, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we hereby agree, effective as of the date hereof, to indemnify and hold you harmless, to the full extent lawful, from and against any and all losses, claims, actions, damages, liabilities, costs, charges and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by you by reason of, or arising out of, any pending, threatened or completed action, suit, investigation or other proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the Company), or any act or omission or alleged act done or omitted in connection with, or otherwise based upon, the performance or execution of your duties as an individual who is a present or former director, officer, employee or agent of the Company and who is made a party to a proceeding by reason of service in that capacity or an individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, employee or agent of another company, partnership, joint venture, trust, or other enterprise (including employee benefit plans) and who is made a party to the proceeding by reason of service in that capacity; provided, however, you reasonably believed that such act or omission or alleged act done or omitted was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, you had no reasonable cause to believe that such act or omission or alleged act done or omitted was unlawful. You shall not be entitled to indemnification, however, for any liability to the Company or its stockholders to which you would otherwise be subject by reason of your willful misfeasance, bad faith, gross negligence or by reckless disregard of the duties involved in the conduct of your office.

Promptly after receipt by you of notice of any complaint or the commencement of any action or proceeding against you with respect to which indemnification is being sought hereunder, you shall notify us in writing as soon as possible of such complaint or of the commencement of such action or proceeding, and failure to provide such notice shall relieve us from any liability which we may have hereunder only if, and to the extent that such failure results in the forfeiture by us of substantial rights and defenses, and shall not in any event relieve us from any other obligation or liability that we may have to you otherwise than under this letter agreement. If we so elect or are requested by you, we shall assume the conduct of the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to you and the payment of the reasonable fees and disbursements of such counsel. In the event, however, you reasonably determine in your judgment that having common counsel would present such counsel with a conflict of interest or if the defendants in, or targets of, any such action or proceeding include both you and us, and you reasonably conclude that there may be legal defenses available to you or other indemnified persons that are different from or in addition to those available to us, or if we fail to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to you, in either case in a timely manner, then you may employ separate counsel to represent or defend you in any such action or proceeding and we shall pay the reasonable fees and disbursements of such counsel; provided, however, that we shall not be required to pay the fees and disbursements of more than one separate counsel (in addition to local counsel) for all indemnified persons in any jurisdiction in any single action or proceeding. In any action or proceeding the defense of which we assume, you shall have the right to participate in such litigation and to retain your own counsel at your own expense. We further agree that we shall not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not you are an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of you and each other indemnified person hereunder from all liability arising out of such claim, action, suit or proceeding.

Subject to applicable law, we further agree that we shall promptly advance or reimburse you hereunder for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by you in connection with investigating, preparing for or defending, or providing evidence in, any pending or threatened action, claim, suit or proceeding in respect of which indemnification may be sought hereunder, whether or not in connection with pending or threatened litigation in which you are a party, and in enforcing this agreement.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to you in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by applicable law, contribute to the payment of your costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (a) the failure to meet the standard of conduct set forth herein or (b) any limitation on indemnification set forth herein.

In the event of any payment by the Company under this agreement, the Company shall be subrogated to the extent of such payment to all of your rights of recovery with respect to any insurance policy, and you shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by you in connection with such subrogation.

Our indemnity, reimbursement and other obligations under this letter agreement shall be in addition to any rights that you may have at common law or otherwise and shall be binding on our successors and assigns.

This letter agreement and all disputes arising from or relating to performance under this letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties to this letter agreement hereby submits to the non-exclusive jurisdiction of the courts of Delaware in connection with such disputes. If the General Corporation Law of the State of Delaware (“DGCL”) is amended after adoption of this agreement to expand further the indemnification permitted to directors or officers, then the Company shall indemnify you to the fullest extent permitted by the DGCL, as so amended. Notwithstanding the foregoing, the indemnification permitted to directors or officers shall not exceed the limitations on indemnification under the Investment Company Act of 1940, as amended.

Signed for and on behalf of Audax Credit BDC Inc.

By:
Title:

AGREED AND ACKNOWLEDGED:

Name:

[Signature Page to Indemnification Agreement]